UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2026

CLEARSIGN TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-35521	26-2056298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8023 E. 63rd Place, Suite 101

Tulsa, Oklahoma 74133

(Address of principal executive offices and zip code)

(918) 500-7312

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CLIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 26, 2026, ClearSign Technologies Corporation (the “Company”) notified H.C. Wainwright & Co., LLC (“Wainwright”) that it suspended the use of and terminated the prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on July 17, 2025 (the “ATM Prospectus Supplement”), which forms a part of the Company’s “shelf” registration statement on Form S-3 (File No. 333-288736) that became effective on July 28, 2025, relating to the At The Market Offering Agreement, dated July 17, 2025, by and between the Company and Wainwright (the “ATM Agreement”), covering the sale of up to $10.39 million in shares of its common stock (the “ATM Shares”). Prior to the suspension and termination of the ATM Prospectus Supplement, no ATM Shares had been sold and all $10.39 million remained available for sale pursuant to the ATM Agreement and the ATM Prospectus Supplement.

The Company will not make any sales of its shares of common stock pursuant to the ATM Agreement unless and until a new prospectus supplement is filed. Other than the suspension of the sales of the Company’s shares of common stock pursuant to the ATM Agreement and the termination of the related ATM Prospectus Supplement, the ATM Agreement remains in full force and effect.

A copy of the ATM Agreement was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 18, 2025.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2026

CLEARSIGN TECHNOLOGIES CORPORATION

By:	/s/ Colin James Deller
Name:	Colin James Deller
Title:	Chief Executive Officer